                                                                     EXHIBIT 4.3

[LOGO OF FIRST INTERSTATE BANK]


                                PROMISSORY NOTE
================================================================================

Borrower:  GTI MANUFACTURING, INC.           Lender:  First Interstate Bank
           1681 McGaw Avenue                            of California
           Irvine, CA 92714                           Orange County Corporate
                                                        Banking
                                                      5000 Birch Suite 10000
                                                      Newport Beach, CA 92660
================================================================================
Principal Amount: $100,000.00  Interest Rate: 4.000%  Date of Note: January 11,
                                                                      1996

PROMISE TO PAY. GTI MANUFACTURING, INC. ("Borrower") promises to pay to First Interstate Bank of California ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000.00), together with interest at the rate of 4.000% per annum on the unpaid principal balance from January 11, 1996, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $100,000.00 plus interest on April 9, 1996. This payment due April 9, 1996, will be for all principal and accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 1, 1996, with all subsequent interest payments to be due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied in any order at Lender's sole discretion.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension or credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 3.000 percentage points. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, the State of California. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of California.

DEPOSIT ACCOUNTS. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts.

ARBITRATION.

     Binding Arbitration. Upon the demand of any party ("Party/Parties"), to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration program ("Arbitration Program"). A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced or any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees (including those incurred in any trial, bankruptcy proceeding or on appeal), incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute. The Parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as that term is used in the Federal Arbitration Act, Title 9 United States Code ("FAA"). THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

     Governing Rules. Arbitrations conducted pursuant to this Arbitration Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the terms of this Arbitration Program and the Commerical Arbitration Rules of the AAA. Proceedings hereunder shall be governed by the provisions of the FAA. The arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing herein shall be construed to be a waiver by any Party that is a bank of the protections afforded pursuant to 12 U.S.C. 91 or any similar applicable state law.

01-11-1996                      PROMISSORY NOTE                           Page 2
                                  (Continued)
================================================================================
   Arbitrator Powers and Qualifications; Awards. The Parties agree to select a neutral qualified arbitrator or a panel of three qualified arbitrators to resolve any Dispute hereunder. "Qualified" means a retired judge or practicing attorney, with not less than 10 years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed $1,000,000, shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed $1,000,000.00 including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitrator shall be a waiver of all Parties' claims to recover more than $1,000,000.00. A Dispute involving claims or amounts in controversy exceeding $1,000,000.00 shall be decided by a majority vote of a panel of three qualified arbitrators. All three arbitrators on the arbitration panel must actively participate in all hearings and deliberations. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, (a) to consolidate in a single proceeding any multiple party claims that are substantially identical or based upon the same underlying transaction; (b) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof, including all claims by or against borrowers, guarantors, sureties and/or owners of collateral; and (c) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. In any consolidated proceeding the first arbitrator(s) selected in any proceeding shall conduct the consolidated proceeding unless disqualified due to conflict of interest. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute, but shall have no power to change or alter the terms of the Arbitration Program. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator(s) shall have the power to award such fees. The award of the arbitrator(s) shall be in writing and shall set forth the factual and legal basis for the award.

   Real Property Collateral. Notwithstanding the provisions of the preceding paragraphs concerning arbitration, no Dispute shall be submitted to arbitration without the consent of all Parties if, at the time of the proposed submission, such Dispute arises from or relates to an obligation which is secured directly or indirectly and in whole or in part by real property collateral. If all Parties do not consent to submission of such a Dispute to arbitration, the Dispute shall be determined as provided in the paragraph below entitled "Judicial Reference".

   Judicial Reference. At the request of any Party, a Dispute which is not submitted to arbitration as provided and limited in the preceding paragraphs concerning arbitration shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the Parties shall designate to the court a referee or referees selected under the auspices of the AAA, unless otherwise agreed to in writing by all parties. With respect to a Dispute in which the amounts in controversy do not exceed $1,000,000, a single referee shall be chosen and shall resolve the Dispute. The referee shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three referees (a "Referee Panel"), provided, however, that all three referees on the Referee Panel must actively participate in all hearings and deliberations. Referees, including any Referee Panel, may grant any remedy of relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. The presiding referee of the Referee Panel, or the referee if there is a single referee, shall be a retired judge. Judgment upon the award rendered by such referee(s) shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Determinations and awards by a referee or Referee Panel shall be binding on all Parties and shall not be subject to further review or appeal except as allowed by applicable law.

   Preservation of Remedies. No provision of, nor the excise of any rights under, this Arbitration Program shall limit the right of any Party to: (a) foreclose against and/or sale of any real or personal property collateral or other security, or obtain a personal or deficiency award; (b) exercise self-help remedies (including repossession and setoff rights); or (c) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder.

   Miscellaneous. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive a termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other that the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:

GTI MANUFACTURING, INC.


By:/s/ Samuel G. Lindsay
   ----------------------------
   Samuel G. Lindsay, President

================================================================================

[LOGO OF FIRST INTERSTATE BANK]

                           CHANGE IN TERMS AGREEMENT

================================================================================

Borrower:  GTI MANUFACTURING, INC.
           1681 McGaw Avenue
           Irvine, CA 92714

Lender: First Interstate Bank of California
        Orange County Corporate Banking
        5000 Birch Suite 10000
        Newport Beach, CA 92660

================================================================================

Principal Amount:  $180,000.00

Date of Agreement: May 20, 1996

DESCRIPTION OF EXISTING INDEBTEDNESS. That certain promissory note executed by Borrower on January 11, 1996 in the original amount of $100,000.00, as it may have been amended or renewed from time to time (the "Note").

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the existing indebtedness described above is hereby extended to July 8, 1996, when the entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable thereunder shall be due and payable. Effective May 20, 1996, the face amount of the existing indebtedness described above is hereby increased to $180,000.00.

ARBITRATION.

   BINDING ARBITRATION. Upon the demand of any party ("Party/Parties"), to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration program ("Arbitration Program"). A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced or any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees (including those incurred in any trial, bankruptcy proceeding or on appeal), incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute. The Parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as that term is used in the Federal Arbitration Act, Title 9 United States Code ("FAA"). THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

  GOVERNING RULES. Arbitrations conducted pursuant to this Arbitration Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the terms of this Arbitration Program and the Commercial Arbitration Rules of the AAA. Proceedings hereunder shall be governed by the provisions of the FAA. The arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing herein shall be construed to be a waiver by any Party that is a bank of the protections afforded pursuant to 12 U.S.C. 91 or any similar applicable state law.

ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. The Parties agree to select a neutral qualified arbitrator or a panel of three qualified arbitrators to resolve any Dispute hereunder. "Qualified" means a retired judge or practicing attorney, with not less than 10 years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed $1,000,000.00, shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed $1,000,000.00 including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitrator shall be a waiver of all Parties' claims to recover more than $1,000,000.00. A Dispute involving claims or amounts in controversy exceeding $1,000,000.00 shall be decided by a majority vote of a panel of three qualified arbitrators. All three arbitrators on the arbitration panel must actively participate in all hearings and deliberations. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, (a) to consolidate in a single proceeding any multiple party claims that are substantially identical or based upon the same underlying transaction;
(b) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof, including all claims by or against borrowers, guarantors, sureties and/or owners of collateral; and (c) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. In any consolidated proceeding the first arbitrator(s) selected in any proceeding shall conduct the consolidated proceeding unless disqualified due to conflict of interest. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute, but shall have no power to change or alter the terms of the Arbitration Program. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator(s) shall have the power to award such fees. The award of the arbitrator(s) shall be in writing and shall set forth the factual and legal basis for the award.

REAL PROPERTY COLLATERAL. Notwithstanding the provisions of the preceding paragraphs concerning arbitration, no Dispute shall be submitted to arbitration without the consent of all Parties if, at the time of the proposed submission, such Dispute arises from or relates to an obligation which is secured directly or indirectly and in whole or in part by real property collateral. If all Parties do not consent to submission of such a Dispute to arbitration, the Dispute shall be determined as provided in the paragraph below entitled "Judicial Reference".

JUDICIAL REFERENCE. At the request of any Party, a Dispute which is not submitted to arbitration as provided and limited in the preceding paragraphs concerning arbitration shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the Parties shall designate to the court a referee or referees selected under the auspices of the AAA, unless otherwise agreed to in writing by all parties. With respect to a Dispute in which the amounts in controversy do not exceed $1,000,000, a single referee shall be chosen and shall resolve the Dispute. The referee shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three referees (a "Referee Panel"), PROVIDED, HOWEVER, that all three referees on the Referee Panel must actively participate in all hearings and deliberations. Referees, including any Referee Panel, may grant any remedy of relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. The presiding referee of the Referee Panel, or the referee if there is a single referee, shall be a retired judge. Judgment upon the award rendered by such referee(s) shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Determinations and awards by a referee or Referee Panel shall be binding on all Parties and shall not be subject to further

05-20-1996                    CHANGE IN TERMS AGREEMENT                 PAGE 2
                                  (CONTINUED)

================================================================================
     review or appeal except as allowed by applicable law.


     PRESERVATION OF REMEDIES. No provision of, nor the excise of any rights under, this Arbitration Program shall limit the right of any Party to: (a) foreclose against and/or sale of any real or personal property collateral or other security, or obtain a personal or deficiency award; (b) exercise self-help remedies (including repossession and setoff rights); or (c) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder.


     MISCELLANEOUS. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive a termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.


BORROWER:

GTI MANUFACTURING, INC.


BY: /s/ Samuel G. Lindsay
   ----------------------------
   Samuel G. Lindsay, President

================================================================================

                       [LETTERHEAD OF WELLS FARGO BANK]

                                 July 17, 1996


GTI Manufacturing, Inc.
1681 McGaw Ave.
Irvine, CA 92714

Dear Sir:

     This letter is to confirm that Wells Fargo Bank, National Association ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to GTI Manufacturing, Inc. ("Borrower") in the original principal amount of One Hundred Thousand Dollars ($100,000.00), as evidenced by that certain promissory note dated as of January 11, 1996, executed by Borrower and payable to the order of Bank (the "Note"), a copy of which is attached hereto as Exhibit A, and as modified to increase the maximum principal amount available to One Hundred Eighty Thousand Dollars (S180,000.00), as evidenced by that certain change in terms agreement dated May 20, 1996, ("Change in Terms Agreement") a copy of which is attached as Exhibit B.

     The maturity date of said credit accommodation is hereby extended until December 31, 1996. The Note shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect said new maturity date. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

     Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

GTI Manufacturing, Inc.
July 17, 1996
Page 2

     Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before August 2, 1996.

                                  Very truly yours,

                                  WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION



                                  By: /s/ Elliot Ichinose
                                      ------------------------------------
                                        Elliot Ichinose
                                        Vice President


Acknowledged and accepted as of 7/29/96:
                                -------

GTI MANUFACTURING, INC.

By: /s/ Samuel G. Lindsay
    --------------------------
     Samuel G. Lindsay
     President